Exhibit 10.109

AMENDMENT NO. 2

TO

AIRCRAFT TIME SHARING AGREEMENT

THIS AMENDMENT NO. 2 TO AIRCRAFT TIME SHARING AGREEMENT (the “Amendment “) is made and entered into as of the 31st day of October, 2009, by and between Las Vegas Jet, LLC, a Nevada limited liability company (“Provider”), and Marc Schorr, an individual (“Lessee”) and amends that certain Aircraft Time Sharing Agreement, dated as of November 26, 2002, as amended by that certain Amendment No. 1 to Aircraft Time Sharing Agreement, dated January 1, 2004, by and between Provider and Lessee (collectively, the “Agreement”).

In consideration of the mutual promises, agreements, covenants, warranties, representations and provisions contained herein, the parties agree as follows:

1. Defined Terms.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. Terms Remain the Same.

Except as specifically set forth herein, the terms and conditions set forth in the Agreement shall remain in full force and effect.

3. Amendments.

a. Definition of the “Aircraft.” The term “Aircraft” as defined in Section 1 of the Agreement is hereby amended to mean any aircraft purchased, leased or otherwise acquired by Provider during the Term of the Agreement.

b. Definition of “Expiration Date.” The Term “Expiration Date” as defined in Section 2 of the Agreement is hereby amended to mean the earliest of (i) October 30, 2014, (ii) termination of lessee’s employment with Wynn Resorts, Limited or (iii) thirty (30) days notice of termination by either party to the other.

c. Section 4 of the Agreement is amended to add Section 4(d) which shall read as follows: “(d) Lessee and Provider agree Lessee shall not be obligated to deliver to Provider the Rent due hereunder; rather Rent shall be included as taxable compensation to Lessee.”

4. Entire Agreement. This Amendment and the Agreement constitute the entire agreement between the parties pertaining to the subject matter contained in the Agreement as amended by this Amendment.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the choice of law provisions of Nevada or any other jurisdiction.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which independently shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed as of the day and year first written above.

LAS VEGAS JET, LLC		MARC SCHORR

By:	/s/ Stephen A. Wynn	/s/ Marc Schorr

Name:	Stephen A. Wynn

Title:	Chief Executive Officer & President